AGREEMENT REGARDING RESTUCTURING
OF LEASES AND DISPOSITION OF ASSETS

THIS AGREEMENT REGARDING RESTRUCTURING OF LEASES AND DISPOSITION OF ASSETS (this “Agreement”) is entered into as of November 8, 2017, by and between SABRA HEALTH CARE REIT, INC., a Maryland corporation (“Sabra”), and GENESIS HEALTHCARE INC., a Delaware corporation (“Genesis”), with reference to the following Recitals:
RECITALS
A.Subsidiaries of Sabra, as landlord (collectively, “Landlord”) and subsidiaries of Genesis, as tenant, (collectively, “Tenant”) are parties to certain Leases and Master Leases (as amended from time to time, collectively, the “Leases”) with respect to, inter alia, forty-three (43) healthcare facilities (each a “Subject Facility” and, collectively, the “Subject Facilities”).
B.Subject to the terms and conditions set forth herein, the parties mutually desire to (i) provide for the restructure of the Leases and adjustment to the rent payable with respect to the Subject Facilities, (ii) cooperate with one another to cause up to all of Landlord’s interest in the Subject Facilities to be sold to unaffiliated third parties and to provide for the early termination of the applicable Lease with respect to each Subject Facility concurrently with the consummation of each such sale, and (iii) cause the applicable Tenant entities to enter into substitute leases and/or master leases with third party purchasers concurrently with the consummation of the sale of such facilities.
NOW, THEREFORE, in consideration of the recitals set forth above (which by this reference are incorporated herein) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Interim Rent Deferral. Notwithstanding the terms of the existing Leases, together with all other leases and master leases currently in effect between subsidiaries of Sabra, as landlord, and subsidiaries of Genesis, as tenant (collectively, the “Portfolio Leases”), the tenants under the Portfolio Leases may elect to defer the payment of Base Rent payable thereunder with respect to months of November 2017 through April 2018 (excluding Base Rent attributable to the HUD facilities) without triggering a default or incurring any late fees or default interest thereunder so long as (a) all rent payable under the terms of the Portfolio Leases with respect to the month of November 2017, shall have been delivered to the applicable landlords in immediately available funds no later than December 15, 2017, (b) all rent payable under the terms of the Portfolio Leases with respect to the month of December 2017, shall have been delivered to the applicable landlords in immediately available funds no later than January 31, 2018, (c) all rent payable under the terms of the Portfolio Leases with respect to the month of January 2018, shall have been delivered to the applicable landlords in immediately available funds no later than February 20, 2018, and (d) all rent payable under the terms of the Portfolio Leases with respect to the month of February 2018, shall have been delivered to the applicable landlords in immediately available funds no later than March 20, 2018, and (e) all rent payable under the terms of the Portfolio Leases with respect to the months of March and April 2018, shall have been delivered to the applicable landlords in

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immediately available funds no later than April 20, 2018. If such deferred rent payments are not timely made on or before the dates stipulated above, as applicable, the provisions of Section 3.2 of the Portfolio Leases will apply with respect to the imposition of any applicable late charges and/or interest payable at the Overdue Rate due in connection with such delinquent installment(s).
2.Base Rent Reduction. Effective as of January 1, 2018 the annual Base Rent payable under the Portfolio Leases shall be reduced by Nineteen Million Dollars ($19,000,000), which Base Rent reduction shall be applied to the rent payable under the Connecticut Master Lease and the Other Centers Master Lease in such manner as Landlord shall determine in its reasonable discretion.
3.Agreement to Market for Sale; Restructuring of Leases. Sabra or its affiliates have entered into brokerage agreements with Blueprint Healthcare Real Estate Advisors (“Blueprint”) for the sale of the Subject Facilities. The parties acknowledge that each sale of a Subject Facility or group of Subject Facilities under a PSA (as defined below) is intended to be an independent transaction and not contingent upon the closing of the sale of another Subject Facility outside of the subject PSA. In order to facilitate the sale of the Subject Facilities, Landlord and Tenant shall, from time to time upon Landlord’s request therefor, enter into new leases or amended and restated leases (the “Amended Leases”) under which Landlord may elect to combine or segregate the Subject Facilities in any manner as Landlord may reasonably determine (including, without limitation, together with any facilities then being leased under any and all Portfolio Leases); provided, however, that the Base Rent payable with respect to each Subject Facility leased under any such Amended Lease shall be equal to the adjusted Base Rent allocable to such Subject Facility as set forth on a schedule to be mutually agreed upon by the parties hereto within fifteen (15) business days following the date hereof. Such adjusted Base Rent as increased from time to time in accordance with the terms of the Amended Lease is sometimes referred to herein as the “Target Base Rent”. In addition, the primary economic terms of each Amended Lease (e.g., initial term, renewal terms and rent increase provisions) shall be consistent with the terms under which affiliates of Genesis intend to lease the facilities currently under contract for sale by affiliates of Sabra in accordance with the transaction commonly known as the Midwest II sale (the “Midwest II Lease”). In connection with the execution and delivery of an Amended Lease, Genesis hereby agrees to execute and deliver a new guaranty of lease with respect to the obligations due under such Amended Lease, which guaranty shall be substantially in the form of the existing lease guaranties; provided, however, that such new replacement guaranty shall be consistent with the terms of the guaranties provided to other primary landlords of Genesis and, to the extent so consistent, any and all financial covenants set forth in such lease guaranties shall have no further force or effect and be excluded from the terms of such new replacement guaranties.
4.Tenant’s and Landlord’s Agreement to Cooperate in Sale. Tenant hereby agrees to use its commercially reasonable efforts to facilitate the sale of the Subject Facilities, including, without limitation and to the extent applicable, by (a) entering into, and faithfully complying with, commercially reasonable purchase and sale agreements (each a “PSA”) and, if applicable, operations transfer agreements (each an “OTA”) with any proposed purchaser thereof (or its designee, and in such capacity, the “New Operator”), which are reasonably acceptable to Tenant and shall, inter alia, (i) provide for the proration of operational revenues and expenses, (ii) include commercially reasonable and customary representations and warranties from Tenant as to physical plant and

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operational matters and reasonable and customary post-closing indemnities for operational liabilities, including improper billings, from a net-worth entity reasonably acceptable to the New Operator, if applicable (iii) provide for the conveyance to the New Operator, if applicable, of Tenant’s interest in the personal property at the Subject Facilities as of the closing thereunder (but specifically excluding any IT equipment and any personal property owned by third parties or affiliates of Genesis other than Tenant) for value agreed by Tenant; and (iv) grant the proposed purchaser and New Operator, if applicable, reasonable access to the Premises and Tenant’s books and records relating to the operations thereof (but specifically excluding the policies and procedure manuals and other proprietary information of Tenant); (b) to the extent applicable, reasonably cooperating (at New Operator’s sole cost and expense) with the New Operator in connection with its efforts to obtain the licenses, permits and other authorizations needed to operate the applicable Subject Facilities for their current use from and after the sale thereof, including, without limitation, by filing, submitting or otherwise distributing such applications and notices as the New Operator may reasonably request; (c) in Tenant’s capacity as the party in possession of the Subject Facilities, delivering such customary affidavits as the title company handling the sale of the Subject Facilities may reasonably require in order to issue the title policy required under the applicable PSA; and (d) continuing to operate the Subject Facilities in material compliance with all legal and licensing requirements as set forth in the Leases. Landlord hereby agrees to use its commercially reasonable efforts to cooperate with, and assist where necessary, Tenant with its facilitation of the sale of the Subject Facilities, including, without limitation, by (a) joining in the execution and delivery of each PSA for purposes of agreeing to convey title to the Subject Facilities and related landlord personal property to the prospective purchasers of the Subject Facilities (“Purchasers”) at closing, (b) cooperating with the due diligence investigations of any such Purchasers, and (c) providing Purchasers and their representatives, subject to the terms of commercially reasonable confidentiality agreements, access to all books, records, files, reports, and information that are (I) in Landlord’s control or possession, (II) relate to the applicable Subject Facilities, and (III) would typically be disclosed in connection with the sale of a commercial healthcare facility as contemplated hereunder. Notwithstanding anything to the contrary set forth above, Landlord acknowledges that Tenant shall have no obligation to facilitate or participate in the sale of its leasehold interest and/or operating rights with respect to any Subject Property unless Landlord and Tenant mutually agree to the terms and conditions of any such sale.
5.Continuing Lease Obligations. In connection with each sale of one or more Subject Facilities as contemplated herein, Genesis agrees to cause the applicable Tenant entities to enter into substitute leases and/or master leases (each a “Replacement Lease”) with such third party purchasers (each, a "Replacement Landlord") concurrently with the consummation of the sale of such facilities, which Replacement Lease shall be substantially in the form of, and not materially less favorable to Genesis than, the existing Amended Lease or in such other form as is mutually acceptable to Tenant and such Replacement Landlord. The annual amount of the Base Rent payable for the first full twelve (12) calendar months under the applicable Replacement Lease is referred to herein as the “Replacement Base Rent”. In connection with the execution and delivery of a Replacement Lease, Genesis hereby agrees to execute and deliver a new guaranty of lease with respect to the obligations due under the Replacement Lease, which guaranty shall be substantially in the form of, and not materially less favorable to Genesis than, the lease guaranties to be delivered pursuant to Section 3 above (excluding any financial covenants); provided, however, that the

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foregoing shall not be deemed to construed to prohibit Genesis from negotiating an alternative form of guaranty that is mutually acceptable to such Replacement Landlord. Concurrently with the sale of one or more Subject Facilities, the Lease or Amended Lease then applicable to such Subject Facilities shall be modified to release therefrom any and all rights, duties and obligations, including, without limitation, rights of occupancy and use and duties and obligations for certain rent and other payment obligations, solely with respect to the applicable Subject Facilities on and as of 11:59 p.m. on the date immediately prior to the date on which the closing of the sale of the Subject Facilities occurs (as applicable to each Subject Facility, the “Termination Date”). Effective as of the applicable Termination Date with respect to each Subject Facility, the annual Base Rent payable under the Amended Lease shall be reduced by the Replacement Base Rent applicable to such Subject Facility. Notwithstanding the foregoing, if, with respect to the Subject Facility(ies) being sold, the Target Base Rent that would otherwise be payable under the Amended Lease for the first full twelve (12) calendar months following the Termination Date is greater than the Replacement Base Rent payable for such period of determination (such difference, the “Facility Excess Rent”), Tenant’s obligation to pay such annual Facility Excess Rent to Landlord (in equal monthly installments) shall cease after a period of 4.286 years following the applicable Termination Date (the “Excess Rent Period”). For example, if a sale occurs and (a) the annual Replacement Base Rent for the period of determination is equal to $2,000,000 and (b) the annual Target Base Rent for the same period of determination is equal to $2,120,000; the Facility Excess Rent in the amount of $120,000 annually shall continue to be payable by Tenant to Landlord in equal monthly installments of $10,000 each for the applicable Excess Rent Period. Such installments of Facility Excess Rent shall be payable, at Landlord’s election, either as continuing Base Rent under Amended Leases that remain in effect during such Excess Rent Period or pursuant to a non-interest bearing promissory note. All Facility Excess Rent payable pursuant to a non-interest bearing promissory note in favor of Landlord shall be executed and delivered by Genesis or guaranteed by Genesis pursuant to a guaranty in form and substance reasonably satisfactory to Landlord. The parties agree to cooperate with one another to modify and restated Amended Leases and/or execute such lease amendments as are necessary from time to time to evidence any reallocation of Facility Excess Rent as Base Rent payable under another Amended Lease.
6.Additional Facility Rent. Tenant acknowledges that Landlord’s willingness to enter into this Agreement and provide for the rent concessions contemplated hereunder is based, in part, upon Tenant’s commitment to cooperate with Landlord to facilitate the sale of each of the Subject Facilities in a timely and efficient manner. Accordingly, Tenant and Landlord have agreed to specific terms covenants with respect to such obligations of Tenant (the “Marketing Covenants”). If Tenant fails to timely comply with the Marketing Covenants in connection with the sale of any Subject Facility, Tenant shall be obligated to pay to Landlord the applicable amount assessed with respect to such non-compliance as set forth in the Marketing Covenants in the form of “Additional Facility Rent”; provided, however, in no event shall the aggregate amount of the Additional Facility Rent payable hereunder exceed Nine Million Five Hundred Thousand Dollars ($9,500,000). To the extent that Tenant fails to timely comply with the Marketing Covenants, the applicable Additional Facility Rent assessed with respect thereto shall be payable in installments following the satisfaction of each Facility Excess Rent obligation described in Section 5 above. Accordingly, using the example set forth in Section 5 above, if $240,000 of Additional Facility Rent is assessed as a result of Tenant’s failure to timely comply with the Marketing Covenants and installments of Facility Excess Rent

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are being paid in equal monthly amounts of $10,000 each, at such time as such Facility Excess Rent has been fully paid such $10,000 monthly installments shall continue to be paid for a period of 24 months until such Additional Facility Rent is fully satisfied. Notwithstanding anything to the contrary set forth herein, all Additional Facility Rent shall be payable in not more than five (5) years following the expiration of the final Excess Rent Period and, if necessary, the monthly payments of Additional Facility Rent shall be increased to make sure that all Additional Facility Rent is paid in equal installments over such five-year period. If no Facility Excess Rent is ever payable by Tenant and Tenant continues to lease one or more facilities pursuant to an Amended Lease or Amended Leases, the Additional Facility Rent due from Tenant to Landlord shall be payable by extending the term of such Amended Lease or Amended Leases. For example, if an Amended Lease provides for annual rent payments of $5 million in the last lease year and $2.5 million of Additional Facility Rent is payable by Tenant, such Amended Lease shall be extended for a period of 6 months in order to satisfy such Additional Facility Rent obligations. If, however, no leases remain in effect between Landlord and Tenant and no Facility Excess Rent is ever payable by Tenant, the applicable Additional Facility Rent assessed shall be payable in equal installments over a five-year period commencing on January 1, 2023 pursuant to a non-interest bearing promissory note in favor of Landlord executed and delivered by Genesis or guaranteed by Genesis pursuant to a guaranty in form and substance reasonably satisfactory to Landlord.
7.HUD Debt. The parties hereto acknowledge that certain of the Subject Facilities are subject to HUD debt (the “HUD Facilities”) and that the reallocation of the rents contemplated hereunder is, with respect to the HUD Facilities, restricted by the terms of such HUD debt instruments prior to the repayment thereof. Accordingly, the Base Rent payable under the Amended Leases with respect to the HUD Facilities shall at all time be in compliance with the requirements of the HUD debt and the parties shall cooperate with one another so that the aggregate amount of the Base Rent payable under all of the Amended Leases does not exceed the aggregate amount of the Target Base Rent.
8.Default. If a material default occurs hereunder and such default is not cured within sixty (60) days following written notice thereof, the same shall constitute an Event of Default under the subject Leases or Amended Leases, as applicable, and the non-defaulting party shall be entitled to exercise its rights and remedies under such Leases or Amended Leases as a result of the occurrence of such Event of Default.
9.Waiver. Subject to obtaining the Required Consents and Waivers (as defined below), during the period (the “Waiver Period”) ending upon the first to occur of (x) February 15, 2018 and (y) any default, violation or breach of bankruptcy or insolvency provisions covered by the Portfolio Leases (“BK Defaults”), any “Default” or “Event of Default” or other breach under the Portfolio Leases which relates to financial covenants thereunder (other than BK Defaults and monetary payment obligations), or which is a cross-default thereunder by virtue of financial covenants contained in other lease or loan agreements of Genesis and/or its affiliates (other than BK Defaults), is hereby waived and will not be enforced by Sabra or the landlords under the Portfolio Leases; provided, however, that if any such default occurs during the Waiver Period and is continuing after the expiration thereof, the foregoing shall not be deemed or construed to prohibit Sabra or the other landlords under the Portfolio Leases from then exercising all rights and remedies available

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under the Portfolio Leases with respect thereto. “Required Consents and Waivers” means the entering into of binding forbearance or waiver agreements by Welltower, Inc., Omega Healthcare Investors, Inc., LG-OHI Master Holdings LLC, Sabra Health Care REIT, Inc., and Cindat Best Years Welltower JV LLC, in each case, and/or their respective Affiliates that are landlords to Genesis, and Healthcare Financial Solutions, LLC (to the extent any such parties have rights related to the same or similar matters) (the "Applicable Parties"), granting the same or similar waiver or forbearance in favor of Genesis and/or its affiliates with respect to the same or similar financial covenants under the applicable master leases or loan documents, as applicable, to which the Applicable Parties are a party with Genesis and/or its affiliates.
10.Miscellaneous.
(a)    This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and amends and restates, supersedes and revokes all prior agreements and understandings, oral and written, between the parties hereto or otherwise with respect to the subject matter hereof. No variation or modification of this Agreement shall be valid and enforceable, except by an agreement in writing, executed and approved in the same manner as this Agreement.
(b)    If any party commences an action against another other to interpret or enforce any of the terms of this Agreement or because of the breach by another party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.
(c)    This Agreement shall inure solely to the benefit of the parties hereto and their respective successors and assigns. No third party shall have the right to derive or claim any benefit hereunder and shall have no right to enforce or rely upon any provision of this Agreement.
(d)    This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the state of California, without regard to the conflict of laws rules thereof; provided that that the law of the applicable state or commonwealth shall govern procedures for enforcing, in the respective state or commonwealth, provisional and other remedies directly related to each Subject Facility.
(e)    Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.
(f)    This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Any such facsimile documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on the parties hereto.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.
GENESIS:
GENESIS HEALTHCARE, INC.,
a Delaware corporation

By:    /s/ THOMAS DIVITTORIO
Name:    Thomas DiVittorio
Title:    CFO

[SIGNATURES CONTINUE ON NEXT PAGE]

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SABRA:
SABRA HEALTH CARE REIT, INC.,
a Maryland corporation

By:    /s/ HAROLD W. ANDREWS, JR.
Name:    Harold W. Andrews, Jr.
Title:    Chief Financial Officer

77351.SIG        S-2